Exhibit 99.1

RFM Announces New Real Estate Mortgage with ViewPoint Bank

ViewPoint Bank Funds $900,000 5-Year Loan Secured by RFM’s Dallas Facility

DALLAS--(BUSINESS WIRE)--April 13, 2009--RF Monolithics, Inc. (NASDAQ: RFMI) (“RFM” or the “Company”) announced that it has entered into a $900,000 real estate loan under a Commercial Loan Credit Agreement, Promissory Note dated April 13, 2009, secured by a Deed of Trust on the Company’s Dallas headquarters facility with ViewPoint Bank, FSB (the “Bank”), which is a wholly owned subsidiary of ViewPoint Financial Group (NASDAQ: VPFG). The Company and the Bank closed the transaction earlier today and proceeds were used to payoff the Company’s existing term loan and a portion of a revolving line of credit with another lender.

The Promissory Note is payable in 60 monthly payments of $5,000/month principal plus accrued interest. The Promissory Note is secured by the Company’s Dallas headquarters building and a balloon payment of $600,000 will be due and payable at maturity. The Company originally purchased the Dallas headquarters facility at 4441 Sigma Road in February, 2003.

"We are excited about this new banking relationship. In this environment it is refreshing to find a financial institution like ViewPoint Bank that understands the local market dynamics and business needs,” stated Buddy Barnes, Chief Financial Officer of RFM. “It is these types of relationships that strengthen ties to the community and growth of local businesses.”

About ViewPoint Financial Group:

ViewPoint Financial Group is the holding company for ViewPoint Bank, the largest bank based in fast-growing Collin County, Texas. ViewPoint Bank operates 22 community bank offices and 15 loan production offices. For more information, please visit www.viewpointbank.com.

About RFM:

RF Monolithics, Inc., headquartered in Dallas, Texas, is a provider of solutions-driven, technology-enabled wireless connectivity for a broad range of wireless applications—from individual standard and custom components to modules for comprehensive industrial wireless sensor networks and machine-to-machine (M2M) technology. For more information on RF Monolithics, Inc., please visit the Company’s website at www.RFM.com.

Forward-Looking Statements:

This news release contains forward-looking statements, made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Statements of the plans, objectives, expectations and intentions of RFM and/or its wholly-owned subsidiaries (collectively, the “Company” or “we”) involve risks and uncertainties. Statements containing terms such as “believe,” “expect,” “plan,” “anticipate,” “may” or similar terms are considered to contain uncertainty and are forward-looking statements. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities and uncertainties in our markets, availability of working capital on reasonable terms, statements regarding our mission and vision, and future financial and operating results. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to our bankers’ willingness to work with us in structuring credit facilities as needed, maintaining favorable terms of sales with suppliers, economic conditions as related to our customer base, collection of receivables from customers who may be affected by economic conditions, the highly competitive market in which we operate, rapid changes in technologies that may displace products sold by us, declining prices of products, our reliance on distributors, delays in product development efforts, uncertainty in consumer acceptance of our products, and changes in our level of sales or profitability, as well as the other risks detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended August 31, 2008. We do not assume any obligation to update any information contained in this release.

CONTACT:
RFM
Carol Bivings, 972-448-3767
Director, Investor Relations
bivings@rfm.com